                                                                    Exhibit 23.3

                        Consent of Independent Auditors





The Partners
Liberty High Income Plus Limited Partnership:



We consent to incorporation by reference in the registration statement on Form S-3 of Innkeepers USA Trust of our report dated February 20, 1995 with respect to the balance sheets of Liberty High Income Plus Limited Partnership as of December 30, 1994 and December 31, 1993 and the related statements of operations, changes in partners' equity (deficit) and cash flows for the 52-week periods ended December 30, 1994, December 31, 1993, and January 1, 1993 which report appears in the Form 8-K/A of Innkeepers USA Trust dated November 30, 1995 and to the reference to our firm under the heading "Experts" in the registration statement.


                                         KPMG Peat Marwick LLP

                                         /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
January 22, 1997





                                    II-10